Filed Pursuant to Rule 424(b)(3)
File No. 333-129782

PROSPECTUS SUPPLEMENT NO. 1
(To Prospectus Dated December 5, 2005)

VioQuest Pharmaceuticals, Inc.

38,291,567 Shares
Common Stock

The information contained in this prospectus supplement amends and updates our prospectus dated December 5, 2005 (the “Prospectus”), and should be read in conjunction therewith. Please keep this Prospectus Supplement with your Prospectus for future reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is January 3, 2006

SELLING STOCKHOLDERS

The following table sets forth the number of shares of the common stock owned by the selling stockholders as of January 3, 2006, and after giving effect to this offering. The information in the table included under the heading “Selling Stockholders” in the Prospectus is superceded by the information appearing in the following table.

Name	Shares beneficially owned before offering	Number of outstanding shares offered by selling stockholder	Number of shares offered by selling stockholder issuable upon exercise of warrants	Percentage beneficial ownership after offering

	Shares Issued in October 2005 Private Placement

Abraham Katsman	46,666	33,333	13,333	--
Adam Brown and Melissa Brown	46,666	33,333	13,333	--
Alan H. Auerbach	46,666	33,333	13,333	--
Albert Fried, Jr.	96,666	33,333	13,333	*
Albert Milstein	140,000	100,000	40,000	--
Alejandro Garza Garza	48,332	16,666	6,666	*
Andrew W. Albstein	186,666	133,333	53,333	--
Andrew W. Schonzeit	56,000	40,000	16,000	--
Balanced Investment, LLC	486,666	133,333	53,333	*
Baruch Z. Halberstam	46,666	33,333	13,333	--
BF Holding GMBH	960,000	400,000	160,000	*
Brino Investment Ltd.	96,665	33,333	13,333	*
Catalytix LDC	93,332	66,666	26,666	--
Catalytix LDC Life Science Hedge AC	93,332	66,666	26,666	--
Christopher Landers	93,332	66,666	26,666	--
Cooper A. McIntosh, MD	46,666	33,333	13,333	--
Cranshire Capital, L.P.	373,332	266,666	106,666	--
Jerome H. Meyer, as Trustee for the Crilly Court Trust u/a/d 3/1/91	81,000	40,000	16,000	*
Daniel J. Kevles and Betty Ann Kevles as JTWROS	46,666	33,333	13,333	--
Daniel Kreiger	46,666	33,333	13,333	--
David Jaroslawicz	280,000	200,000	80,000	--
Deborah Silver	56,000	40,000	16,000	--
Diana B. Shepler	56,000	40,000	16,000	--
Elizabeth R. Moore	46,666	33,333	13,333	--
Elke R. de Ramirez	33,135	13,333	5,333	*
Eugenia VI Venture Holdings, Ltd.	1,866,666	1,333,333	533,333	--
Fernando Ahumada	74,666	53,333	21,333	--
Gary J. Strauss	46,666	33,333	13,333	--
Gitel Family Limited Partnership	290,915	200,000	80,000	*
OZF Investments LLC	933,332	666,666	266,666	--
Harry and Susan Newton as JTWROS	280,000	200,000	80,000	--
Moise Hendeles, as Trustee for the Hendeles Grandchildren Trust #2 u/a/d 12/23/93	46,666	33,333	13,333	--

Moise Hendeles, as Trustee for the Hendeles Grandchildren Trust u/a/d 1/01/89	46,666	33,333	13,333	--
Moise Hendeles, as Trustee for the Hendeles Living Trust u/a/d 6/28/88	56,000	40,000	16,000	--
Jack Klebanow	56,000	40,000	16,000	--
Jay Kestenbaum	93,332	66,666	26,666	--
John S. Osterweis, Trustee for The Osterweis Revocable Trust u/a/d 9/13/93	114,665	46,666	18,666	*
Jorge Ahumada	93,332	66,666	26,666	--
Joseph J. Vale	420,000	300,000	120,000	--
Judah Schorr	46,666	33,333	13,333	--
Kanfei Investments LLC	560,000	400,000	160,000	--
Lake End Capital LLC	70,000	50,000	20,000	--
Lewis Opportunity Fund LP	93,332	66,666	26,666	--
Marc Florin IRA (Albert Fried & Co. as custodian)	63,332	33,333	13,333	*
Mario Pasquel and Begona Miranda	57,556	33,333	13,333	*
Mega International Corporation	186,666	133,333	53,333	--
Moise Hendeles, as Trustee for the MEH Revocable Trust u/a/d 5/8/00	37,332	26,666	10,666	--
Michael A. Mullen	46,666	33,333	13,333	--
Milstein Family L.P.	46,666	33,333	13,333	--
Moise Hendeles, C/F Arie Hendeles	14,000	10,000	4,000	--
Moise Hendeles, C/F Elie Hendeles	14,000	10,000	4,000	--
Myron M. Teitelbuam	90,331	46,666	18,666	*
Nathan Eisen	93,332	66,666	26,666	--
Nicholas B. Kronwall, as Trustee for the Nicholas B. Kronwall Trust u/a/d 11/12/69	46,666	33,333	13,333	--
Patrick M. Kane	96,666	33,333	13,333	*
Penn Footwear	186,666	133,333	53,333	--
Phil Lifschitz	93,332	66,666	26,666	--
Rachel Family Partnership	284,000	200,000	80,000	*
Reuben Taub	140,000	100,000	40,000	--
Ricardo Mesa Tejada MD and Amy Mesa-Jonassen MD as JTWROS	46,666	33,333	13,333	--
Riverside Contracting, LLC	139,227	66,666	26,666	*
Robert Herskowitz	112,000	80,000	32,000	*
Robert Masters	46,666	33,333	13,333	*
Roberto Segovia	64,902	26,666	10,666	*
Ross D. Ain	76,666	33,333	13,333	*
SDS Capital Group SPC, Ltd.	653,332	466,666	186,666	--
Shea Ventures, LLC	2,800,000	2,000,000	800,000	--
Smithfield Fiduciary, LLC	933,332	666,666	266,666	--
South Ferry Building Company	933,332	666,666	266,666	--
Stefan Shoup IRA Bear Stearns SEC Corp Cust	112,000	80,000	32,000	--
Stahler Investments LLC	197,581	133,333	53,333	*
Stuart Gollomp	46,666	33,333	13,333	--
Tim Malloch	46,666	33,333	13,333	--
Tisu Investment Ltd.	143,331	66,666	26,666	*

Tokenhouse Trading Pte. Ltd.	386,666	133,333	53,333	*
William J. Garner	28,716	13,333	5,333	*
Bernard Gross	122,311	0	16,667	--
Harris Lydon	74,078	0	47,667	--
Jill Meleski	81,489	0	28,667	--
John Knox	214,621	0	3,333	--
Karl Ruggeberg	59,244	0	32,833	--
Lindsay Rosenwald	3,425,999	0	616,298	3.0
Michael Rosenman	342,954	0	131,666	--
Preston Tsao	62,500	0	62,500	--
Robert Friedman	1,667	0	1,667	--
Robert D. Millstone	20,300	0	20,300	--
Sandgrain Securities Inc.	3,383	0	3,383	--
Scott A. Katzmann	395,776	0	131,666	--
Steven A. Sherman	10,150	0	10,150	--
Timothy McInerney	222,488	0	11,200	--
Subtotal	16,769,947	11,179,975	5,589,972

Shares Issued to Former Stockholders of Greenwich Therapeutics, Inc.
335 MAD, LLC	31,614	25,629	5,985	--
Aaron Speisman	13,174	10,680	2,494	--
Alan Clingman	10,538	8,543	1,995	--
Anil Chenthitta	52,822	42,822	10,000	--
Basil Christakos	63,386	51,386	12,000	--
Benjamin S. Feinswog and Malvina Feinswog, as Co-Trustees for the Benjamin S. Feinswog Trust u/a/d 10/5/95	31,614	25,629	5,985	--
Bernard Gross	79,489	42,822	20,000	--
Yad Moshe	42,822	42,822	0	--
Chad Messer	26,411	21,411	5,000	--
Claudia Donat-Barker	26,411	21,411	5,000	--
Danielle Flatly	26,411	21,411	5,000	--
David Butera	79,233	64,233	15,000	--
David J. Bersad	26,348	21,360	4,988	--
David Nussbaum	26,411	21,411	5,000	--
Demitrios Marras	26,411	21,411	5,000	--
Dolores Ferraro	26,411	21,411	5,000	--
Donna Kash and Peter Kash as JT	42,152	34,172	7,980	--
Donna Lozito	105,644	85,644	20,000	--
Elbert Chu	26,411	21,411	5,000	--
Eric R. Lee	39,616	32,116	7,500	--
Everest Capital S.A.	105,379	85,429	19,950	--
Fidulex Management, Inc.	14,753	11,960	2,793	--
Future Global Holding, Ltd.	5,271	4,273	998	--
GMM Capital	84,304	68,344	15,960	--
Harris Lydon	74,078	21,411	5,000	--
Henry and Monica Millin	10,538	8,543	1,995	--

Illya Keith Maher	211,288	171,288	40,000	--
Jamie Cabibihan	31,693	25,693	6,000	--
Jason Stein	1,479,015	1,199,015	280,000	--
Jay Lobell	1,162,083	942,083	220,000	--
Jeana Sommers	26,411	21,411	5,000	--
Jeffrey Serbin	1,584,659	1,284,659	300,000	--
Jill T. Meleski	81,489	42,822	10,000	--
Jillian M. Hoffman	105,644	85,644	20,000	--
John and Tina Papadimitropoulos	50,181	40,681	9,500	--
John Best	26,411	21,411	5,000	--
John Cipriano	105,644	85,644	20,000	--
John Knox	214,621	171,288	40,000	--
John Liatos	100,362	81,362	19,000	--
Joseph Friedman, as Trustee for the Joseph Friedman Trust u/a/d 12/16/99	10,538	8,543	1,995	--
Kanter Family Foundation	15,810	12,817	2,993	--
Karl Ruggeberg	59,244	21,411	5,000	--
Kathleen M. Fogarty	26,411	21,411	5,000	--
Kristy Plonisch	26,411	21,411	5,000	--
Kyle Kuhn	79,233	64,233	15,000	--
Lester E. Lipschutz as Trustee for The Lindsay A. Rosenwald 2000 Family Trusts u/a/d 12/15/2000 FBO David Rosenwald	10,541,367	798,202	186,400	4.1
Lester E. Lipschutz as Trustee for the Lindsay A. Rosenwald 2000 Family Trusts u/a/d 12/15/2000 FBO Demiona Rosenwald	10,541,367	798,202	186,400	4.1
Lester E. Lipschutz as Trustee for the Lindsay A. Rosenwald 2000 Family Trusts u/a/d 12/15/2000 FBO Doni Rosenwald	10,541,367	798,202	186,400	4.1
Lester E. Lipschutz as Trustee for the Lindsay A. Rosenwald 2000 Family Trusts u/a/d 12/15/2000 FBO Joshua Rosenwald	10,541,367	798,202	186,400	4.1
Lester E. Lipschutz as Trustee for The Lindsay A. Rosenwald 2000 Family Trusts u/a/d 12/15/2000 FBO Tamar Rosenwald	10,541,367	798,202	186,400	4.1
Lester E. Lipschutz as Trustee for The Lindsay A. Rosenwald 2000 Irrevocable Indenture of Trust u/a/d May 24, 2000	10,541,367	1,717,161	401,000	4.1
Lester E. Lipschutz as Trustee for The Lindsay A. Rosenwald Alaska Irrevocable Indenture of Trust u/a/d August 28, 2001	10,541,367	428,220	100,000	4.1
Lester E. Lipschutz as Trustee for The Lindsay A. Rosenwald Nevada Irrevocable Indenture of Trust u/a/d August 28, 2001	10,541,367	428,220	100,000	4.1
Lester E. Lipschutz as Trustee for The Lindsay A. Rosenwald Rhode Island Irrevocable Indenture of Trust u/a/d August 28, 2001	10,541,367	428,220	100,000	4.1
Lillian Hahn	26,348	21,360	4,988	--
Lindsay Rosenwald	3,425,999	1,156,193	270,000	3.0
Louis Smookler	166,389	134,889	31,500	--
Marion Birch	26,411	21,411	5,000	--

Matthew Wyckoff, M.D.	1,056,439	856,439	200,000	--
Melvyn I. Weiss	105,379	85,429	19,950	--
Michael Rosenman	342,954	171,288	40,000	--
Michael Weiser (1)	1,892,068	1,199,015	280,000	*
Nicole Netolicky	26,411	21,411	5,000	--
NTP Partners	26,348	21,360	4,988	--
Pearl Capital Partners, L.P.	10,538	8,543	1,995	--
Peter H. Barber	79,233	64,233	15,000	--
Robert I. Falk	10,538	8,543	1,995	--
Robert Klein	10,538	8,543	1,995	--
Scott A. Katzmann	395,776	214,110	50,000	--
Stephen C. Rocamboli as Trustee for The Stephen C. Rocamboli April 2005 Trust u/a/d April 7, 2005(2)	863,335	616,636	144,000	*
The Holding Company	36,886	29,903	6,983	--
Timothy M. Hofer	166,389	134,889	31,500	--
Timothy McInerney	222,488	171,288	40,000	--
Timothy Shands	26,411	21,411	5,000	--
Yitzhak Nissan	10,538	8,543	1,995	--
Subtotal	21,128,790	17,128,790	4,000,000

Paramount BioCapital Investments, LLC.	392,830	392,830	0	--

TOTAL	38,291,567	28,701,595	9,589,972
_______________
* Denotes less than 1 percent.
(1) Michael Weiser is a director of our company.
(2) Stephen Rocamboli is the interim chairman of our board of directors.